Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES
ELECTION OF MORGAN FLATLEY
AS NEW INDEPENDENT DIRECTOR

Rochester, N.Y. May 21, 2026 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, today announced the election of Morgan Flatley of McDonald’s Corporation (NYSE: MCD), the world’s leading global foodservice retailer, to serve as a member of its Board of Directors effective May 20, 2026.

“We’re excited to welcome Morgan to Constellation Brands’ Board of Directors,” said Constellation Brands Board Chair Chris Baldwin. “Morgan’s extensive global brand-building experience in both the consumer-packaged goods and food and beverage sectors will benefit Constellation as we continue to position the company to remain the #1 high-end beer supplier in the U.S. by dollar sales and a leader in dollar share gains within the dynamic beverage alcohol category.”

Flatley currently serves as Executive Vice President, Global Chief Marketing Officer and New Business Ventures at McDonald’s Corporation, where she is responsible for global brand building, including driving the company’s growth and transformation across marketing, menu, value platforms, digital customer engagement, insights, and new business ventures.

Since joining McDonald’s in 2017, Flatley has been the driving force behind some of the Brand’s most inspired marketing campaigns. She has been named to the Forbes World’s Most Influential CMOs list multiple times and has been recognized with Adweek’s most prestigious honor – Brand Genius. Under Flatley’s leadership, McDonald’s has also been recognized multiple times as a top marketer among consumer brands.

Prior to joining McDonald’s, Flatley spent 13 years at PepsiCo, Inc., a multinational food, snack, and beverage company, most recently serving as Senior Vice President and Chief Marketing Officer, Global Nutrition, responsible for brand positioning and innovation for Quaker, Tropicana, Gatorade, and Naked Juice.

“Constellation Brands has built one of the most distinctive and iconic brand portfolios in the industry by staying deeply attuned to consumers and shaping culture, not just responding to it,” said Flatley. “I look forward to collaborating with my fellow board members and lending perspective to help Constellation’s executive team continue building on the company’s strong foundation for growth and track record of success.”

With Flatley’s election, the composition of Constellation Brands’ Board of Directors returns to twelve members, following former President and Chief Executive Officer Bill Newlands’ retirement from the Board in April 2026. Flatley’s election serves as a continuation of the company’s comprehensive board refreshment process.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Mi CAMPO Tequila and High West Whiskey.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management and Constellation’s Board of Directors, including the anticipated benefits of Flatley’s experience, positioning of the company as a high-end beer supplier and beverage alcohol category leader, and building on the company’s strong foundation for growth and track record of success, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2026, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Maggie Bowman 213-500-2401 / maggie.bowman@cbrands.com	Blair Veenema 585-284-4433 / blair.veenema@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com